Exhibit 99.1

NEWS RELEASE
ENSCO INTERNATIONAL INCORPORATED

500 North Akard • Suite 4300 • Dallas, Texas 75201-3331 Tel: (214) 397-3000 • Fax: (214) 397-3370 • Web Site: www.enscous.com

ENSCO International Finalizes Seventh New Ultra-Deepwater Semisubmersible Rig Construction Contract

Dallas, Texas, August 13, 2008 ... ENSCO International Incorporated (NYSE: ESV) reported that one of its subsidiaries has finalized a shipyard construction contract for a new ultra-deepwater semisubmersible rig to be named ENSCO 8506. The contract for construction of the rig was entered into with Keppel FELS Limited (Keppel FELS) Shipyard in Singapore at a total project cost currently projected to be $560 million. Delivery is expected in the second half of 2012.

ENSCO 8506 is the Company's seventh ultra-deepwater semisubmersible rig in the ENSCO 8500 Series® currently under construction, and will be part of the Company's eight-rig deepwater fleet that includes the ENSCO 7500 deepwater semisubmersible that has been in service since 2000. The first four of the ENSCO 8500 Series ® rigs to be delivered are contracted to customers for term work commencing upon delivery, and marketing of the three latest ENSCO 8500 Series® rigs already is underway.

The ENSCO 8500 Series® deepwater semisubmersibles are based upon an ENSCO proprietary design. Features include a two million pound quad derrick, offline pipe handling capability, automatic station keeping ability, and 150-man living quarters. The 8500 Series rigs will be capable of drilling in up to 8,500 feet of water. With these capabilities and features, the rigs will be especially well-suited for deepwater development drilling.

Daniel W. Rabun, ENSCO's Chairman, President and Chief Executive Officer, commented: "We continue to execute on our strategy to expand our deepwater presence, and again look forward to working with Keppel FELS on this important project. Our $3.1 billion investment in the ENSCO 8500 Series® rigs demonstrates our commitment to playing a meaningful role in the growing deepwater market. With our current seven rig newbuild program, no other company will have a larger ultra-deepwater semisubmersible rig fleet."

Statements contained in this news release that state the Company's or management's intentions, hopes, beliefs, expectations, anticipations, projections or predictions of the future are forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include references to the expected delivery date and cost of ENSCO 8506 and to the investment cost in ENSCO 8500 Series® rigs. It is important to note that the Company's actual results could differ materially from those projected in such forward-looking statements. The factors that could cause actual results to differ materially from those in the forward-looking statements include the following: (i) delay in the anticipated ENSCO 8506 delivery date, (ii) changes in actual cost of the rigs, (iii) general rig construction, equipment supply and design risks, (iv) risks of commissioning and delivery acceptance, (v) risks associated with shipbuilding in foreign jurisdiction, in general, and the Company's concentration of rig building projects in a single shipyard in particular, (vi) force majeure events, (vii) renegotiation, nullification, or breach of contracts, and (viii) other risks described from time to time as Risk Factors and otherwise in the Company's SEC filings. Copies of such SEC filings may be obtained at no charge by contacting our investor relations department at 214-397-3045 or by referring to the investor relations section of our website at http://www.enscous.com.

All information in this press release is as of August 13, 2008. The Company undertakes no duty to update any forward-looking statement, to conform the statement to actual results, or reflect changes in the Company's expectations.

ENSCO, headquartered in Dallas, Texas, owns and operates a modern fleet of offshore drilling rigs servicing the petroleum industry on a global basis.

ENSCO Contact: Richard LeBlanc (214) 397-3011